Exhibit 99.1

Skyworks Media Relations:	Skyworks Investor Relations:
Pilar Barrigas	Stephen Ferranti
949-231-3061	781-376-3056
Skyworks to Acquire Mobile Data
Connectivity Innovator SiGe Semiconductor
Accelerates Ascent to Wireless Networking Leadership; Immediately Accretive
     WOBURN and ANDOVER, Mass. — May 17, 2011 — Skyworks Solutions, Inc. (NASDAQ: SWKS), an innovator of high reliability analog and mixed signal semiconductors enabling a broad range of end markets, today signed a definitive agreement to purchase SiGe Semiconductor, Inc., a leading global supplier of radio frequency (RF) front-end solutions that are facilitating wireless multimedia across a wide range of applications. The acquisition of SiGe, a fabless semiconductor provider, complements Skyworks’ leadership in wide area front-end solutions by adding SiGe’s innovative short range, silicon-based products. As a result, Skyworks will be able to offer customers a comprehensive wireless networking product portfolio, supporting all key operating frequencies with architectural flexibility to address a variety of high growth applications. Specifically, via this transaction, Skyworks immediately expands its addressable content opportunity within several strategic product areas including smart phones, tablets, gaming consoles, notebook PCs and home automation systems.
     “Skyworks’ acquisition of SiGe Semiconductor underscores our commitment to capitalize on ubiquitous wireless connectivity,” said David J. Aldrich, president and chief executive officer of Skyworks. “To that end, this acquisition is highly complementary in terms of our addressed markets, sales channels, process technologies, design methodologies and baseband partnerships. At the same time, the SiGe business presents significant operational and cost synergies yielding immediate earnings accretion and long-term shareholder value creation.”
     “Skyworks clearly represents the best strategic and cultural fit for SiGe Semiconductor,” said Sohail Khan, president and chief executive officer of SiGe Semiconductor. “Both companies have a long history of front-end innovation and a
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SiGe Acquisition
shared vision of the future of band-intensive wireless networking. Together, we can develop and deliver products of unprecedented integration and improve our customers’ performance in the increasingly connected wireless world.”
     Skyworks will pay $210 million in cash, plus an additional $65 million if certain performance targets are met over the next 12 months. The transaction has been approved by Skyworks’ and SiGe’s boards of directors and is anticipated to close in June, subject to customary closing conditions, including the receipt of domestic and foreign regulatory approvals. Excluding any non-recurring acquisition related charges and amortization of acquired intangibles, Skyworks expects the acquisition to be immediately accretive to non-GAAP earnings and will finalize estimates of the transaction’s financial impact, as well as the accounting for the transaction, upon deal close.
     SiGe Semiconductor’s diverse and comprehensive product portfolio provides the performance, range and reliability required by 802.11b/g/a/n, Bluetooth®, WiMAX, GPS and ZigBee® Systems. The company’s innovative utilization of silicon-based semiconductor technologies simplifies the integration of RF signal processing for many of today’s leading consumer, commercial and industrial electronics companies. Key SiGe customers include Cisco, Dell, Huawei, Hewlett-Packard, NetGear, Itron, Microsoft, Nintendo, Samsung and Sony.
Skyworks Conference Call
     Skyworks will be hosting a conference call on May 18 at 8:00 a.m. Eastern to discuss the acquisition. To listen to the conference call via the Internet, please visit the investor relations section of Skyworks’ Web site. To listen to the conference call via telephone, please call 800-768-6544 (domestic) or 785-830-7990 (international), confirmation code: 9593511.
     Playback of the conference call will begin at 11:00 a.m. Eastern time on May 18, and end at 11:00 a.m. Eastern time on May 25. The replay will be available on Skyworks’ Web site or by calling 888-203-1112 (domestic) or 719-457-0820 (international), pass code: 9593511.
About SiGe Semiconductor
     SiGe Semiconductor is a leading provider of highly integrated RF semiconductor front-end solutions that enable wireless connectivity across a wide range of applications. Our innovative solutions

SiGe Acquisition
integrate multiple RF functions into a single semiconductor device to deliver an optimal combination of performance, power output and efficiency, and size. Our predominant use of standard silicon based processes and fabless manufacturing model enables us to achieve high levels of functional integration, leverage the economies of scale of high volume manufacturing technology, maintain low costs and accelerate our time-to-market. We have shipped more than 750 million front-end solutions since our inception, primarily consisting of Wi-Fi™ front end modules and power amplifiers.
About Skyworks
     Skyworks Solutions, Inc. is an innovator of high reliability analog and mixed signal semiconductors. Leveraging core technologies, Skyworks offers diverse standard and custom linear products supporting automotive, broadband, cellular infrastructure, energy management, industrial, medical, military and mobile handset applications. The Company’s portfolio includes amplifiers, attenuators, detectors, diodes, directional couplers, front-end modules, hybrids, infrastructure RF subsystems, mixers/demodulators, phase shifters, PLLs/synthesizers/VCOs, power dividers/combiners, receivers, switches and technical ceramics.
     Headquartered in Woburn, Mass., Skyworks is worldwide with engineering, manufacturing, sales and service facilities throughout Asia, Europe and North America. For more information, please visit Skyworks’ Web site at: www.skyworksinc.com.
Safe Harbor Statement
     This news release includes “forward-looking statements” intended to qualify for the safe harbor from liability established by the Private Securities Litigation Reform Act of 1995. These forward-looking statements include without limitation information relating to future results and expectations of Skyworks (including without limitation certain projections and business trends). Forward-looking statements can often be identified by words such as “anticipates,” “expects,” “forecasts,” “intends,” “believes,” “plans,” “may,” “will,” or “continue,” and similar expressions and variations or negatives of these words. All such statements are subject to certain risks, uncertainties and other important factors that could cause actual results to differ materially and adversely from those projected, and may affect our future operating results, financial position and cash flows.
     These risks, uncertainties and other important factors include, but are not limited to: whether we are able to satisfy the closing conditions and close our acquisition of SiGe Semiconductor; whether we are able to successfully integrate SiGe Semiconductor’s operations; uncertainty regarding global economic and financial market conditions; the susceptibility of the wireless semiconductor industry and the markets addressed by our, and our customers’, products to economic downturns; the timing, rescheduling or cancellation of significant customer orders and our ability, as well as the ability of our customers, to manage inventory; losses or curtailments of purchases or payments from key customers, or the timing of customer inventory adjustments; the availability and pricing of third party semiconductor foundry, assembly and test capacity, raw materials and supplier components; changes in laws, regulations and/or policies in the United States that could adversely affect financial markets and our ability to raise capital; our ability to develop, manufacture and market innovative products in a highly price competitive and rapidly changing technological environment; economic, social and political conditions in the countries in which we, our customers or our suppliers operate, including security and health risks, possible disruptions in transportation networks and fluctuations in foreign currency exchange rates; fluctuations in our manufacturing yields due to our complex and specialized manufacturing processes; delays or disruptions in production due to equipment maintenance, repairs and/or upgrades; our reliance on several key customers for a large percentage of our sales; fluctuations in the manufacturing yields of our third party semiconductor foundries and other problems or delays in the fabrication, assembly, testing or delivery of our products; our ability to timely and accurately predict market requirements and evolving industry standards, and to identify opportunities in new markets; uncertainties of litigation, including potential disputes over intellectual property infringement and rights, as well as payments related to the licensing and/or sale of such rights; our ability to rapidly develop new products and avoid product obsolescence; our ability to retain, recruit and hire key executives, technical personnel and other employees in the positions and numbers, with the experience and capabilities, and at the compensation levels needed to implement our business and product plans; lengthy product development cycles that impact the timing of new product

SiGe Acquisition
introductions; unfavorable changes in product mix; the quality of our products and any remediation costs; shorter than expected product life cycles; problems or delays that we may face in shifting our products to smaller geometry process technologies and in achieving higher levels of design integration; and our ability to continue to grow and maintain an intellectual property portfolio and obtain needed licenses from third parties, as well as other risks and uncertainties, including but not limited to those detailed from time to time in our filings with the Securities and Exchange Commission.
     These forward-looking statements are made only as of the date hereof, and we undertake no obligation to update or revise the forward-looking statements, whether as a result of new information, future events or otherwise.
Note to Editors: Skyworks and Skyworks Solutions are trademarks or registered trademarks of Skyworks Solutions, Inc. or its subsidiaries in the United States and in other countries. All other brands and names listed are trademarks of their respective companies.
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